UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2006

AVIZA TECHNOLOGY, INC.
(Exact name of registrant as specified in charter)

Delaware	000-51642	20-1979646
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 Kings Village Road, Scotts Valley, CA 95066

(Address of principal executive offices) (Zip Code)

831-438-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On December 15, 2006, we entered into Amendment No. 2, dated as of December 1, 2006, to the Second Amended and Restated Stockholder Agreement, dated as of October 18, 2005, by and among the company, Trikon Technologies, Inc. and VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P. and VantagePoint Venture Partners IV Principals Fund, L.P. The amendment deletes Section 5.2 of the agreement in its entirely and modifies certain other provisions of the agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 5.02.             Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On December 15, 2006, our board of directors increased the size of the board from seven to eight members. Pursuant to our certificate of incorporation and upon recommendation of our corporate governance and nominating committee, our board of directors appointed Andrew T. Sheehan as the eighth member, effective December 18, 2006. As a member of the our board of directors, Mr. Sheehan will receive grants of options to purchase shares of our common stock under our Amended and Restated 2005 Stock Plan and will be compensated for his services as a director, each in accordance with compensation levels for non-employee directors established by our compensation committee.

Compensatory Arrangements of Certain Officers

On December 15, 2006, our board of directors approved (i) our 2007 Management Bonus Plan, (ii) our Amended and Restated 2005 Stock Plan, (iii) an amendment to the 2003 Equity Incentive Plan of our subsidiary, Aviza, Inc., and (iv) an amendment to the 2004 Equity Incentive Plan of our subsidiary, Trikon Technologies, Inc. In addition, the compensation committee of our board of directors also approved bonus formulas for fiscal year 2007 under our 2007 Management Bonus Plan.

2007 Management Bonus Plan

Our 2007 Management Bonus Plan is intended to provide an incentive for superior work and to motivate eligible executives toward higher achievement and business results. Bonuses under the plan are based upon the attainment of performance objectives over a performance period as established by the compensation committee of our board of directors. Under the plan, the compensation committee selects eligible officers to receive bonuses, which are based on bonus formulas approved by the compensation committee. Bonuses are payable in cash, provided the recipient is still an employee on the last date of the performance period. This summary is qualified in its entirety by the terms of the plan, which is filed as Exhibit 10.2 to this report.

For fiscal year 2007, Jerauld J. Cutini, our President and Chief Executive Officer, will be eligible for a bonus of up to 50% of his annual base salary upon the achievement of certain operational profitability thresholds.  Patrick C. O’Connor, our Executive Vice President, Chief Financial Officer and Secretary, and John Macneil, our Executive Vice President and Chief Technology Officer, will be eligible for a bonus of up to 50% of their respective annual base salaries upon achievement of certain operating profitability thresholds and specific departmental goals.

Amended and Restated 2005 Stock Plan

Our Amended and Restated 2005 Stock Plan reduces from 25,000 to 20,000 the number of shares of common stock that a new non-employee director will automatically be granted an option to purchase upon becoming a director and increases from 10,000 to 20,000 the number of shares of common stock that each non-employee director will automatically be granted an option to purchase at each annual meeting of stockholders. The amended and restated plan also makes adjustments to the terms of the plan and awards under the plan to preserve value upon the occurrence of certain equity restructuring events such as stock splits, spin-offs and recapitalizations mandatory in order to avoid increased compensation costs under Statement of Financial Accounting Standards No. 123(R), or SFAS 123(R). This summary is qualified in its entirety by the terms of the plan, which is filed as Exhibit 10.3 to this report.

2004 Equity Incentive Plan of Trikon Technologies, Inc. and 2003 Equity Incentive Plan of Aviza, Inc.

The amendments to the 2004 Equity Incentive Plan of Trikon Technologies, Inc. and 2003 Equity Incentive Plan of Aviza, Inc. make adjustments to the terms of the plans and awards under the plans to preserve value upon the occurrence of certain equity restructuring events such as stock splits, spin-offs and recapitalizations mandatory in order to avoid increased compensation costs under SFAS 123(R). This summary is qualified in its entirety by the terms of the amendments, which are filed as Exhibits 10.4 and 10.5 to this report.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
10.1

Amendment No. 2 to Second Amended and Restated Stockholder Agreement, dated as of December 1, 2006, by and among the Company, Trikon Technologies, Inc. and VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P. and VantagePoint Venture Partners IV Principals Fund, L.P.

10.2	Aviza Technology, Inc. 2007 Management Bonus Plan.

10.3	Aviza Technology, Inc. Amended and Restated 2005 Stock Plan.

10.4	Amendment No. 1 to the 2004 Equity Incentive Plan of Trikon Technologies, Inc.

10.5	Amendment No. 1 to the 2003 Equity Incentive Plan of Aviza, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 21, 2006

AVIZA TECHNOLOGY, INC.

		By:	/s/ Patrick C. O’Connor
Patrick C. O’Connor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number
10.1

Amendment No. 2 to Second Amended and Restated Stockholder Agreement, dated as of December 1, 2006, by and among the Company, Trikon Technologies, Inc. and VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P. and VantagePoint Venture Partners IV Principals Fund, L.P.

10.2	Aviza Technology, Inc. 2007 Management Bonus Plan.

10.3	Aviza Technology, Inc. Amended and Restated 2005 Stock Plan.

10.4	Amendment No. 1 to the 2004 Equity Incentive Plan of Trikon Technologies, Inc.

10.5	Amendment No. 1 to the 2003 Equity Incentive Plan of Aviza, Inc.